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                                                                      Exhibit 99



[METRON TECHNOLOGY LOGO]                                          [FSI Logo]
                                                               FSI International

          FOR IMMEDIATE RELEASE

Metron Technology Contact:                      FSI International, Inc. Contact:

                                                Benno Sand
Peter V. Leigh
Vice President Finance & CFO                    Investor and Financial Media
Metron Technology                               FSI International, Inc.
(650) 401-4600                                  (952) 448-8936

Mary McGowan                                    Laurie Walker
Account Director                                Trade Media
Stapleton Communications                        FSI International, Inc.
(650) 470-0200                                  (952) 448-8066


METRON TECHNOLOGY AND FSI INTERNATIONAL ANNOUNCE EARLY TERMINATION OF DISTRIBUTION AGREEMENT

     BURLINGAME, CALIF. -- OCT. 9, 2002 -- Metron Technology N.V. (Nasdaq: MTCH) and FSI International, Inc. (Nasdaq: FSII) announced today the early termination of their distribution agreements in Europe and the Asia-Pacific region, effective March 1, 2003 ("Closing Date").

     Under the terms of the transition agreement, FSI will assume direct sales, service and applications support and logistics responsibilities for its surface conditioning and microlithography products in Europe and the Asia-Pacific region as of March 1, 2003, while Metron will continue to represent FSI products in Israel. moFSI, a joint venture between FSI and Mitsui & Co, will continue to represent FSI products in Japan.

     In conjunction with this transaction, FSI will advance up to $4.0 million to Metron on a secured basis. On the Closing Date, the advance will be applied toward the repurchase by FSI of inventory and equipment that Metron currently holds to support its obligations under the current distribution arrangement.

     Under the terms of a transition agreement, FSI has agreed to pay to Metron on the Closing Date an early termination fee of approximately $2.75 million. Subject to approval by Metron's shareholders, FSI will surrender on the Closing Date approximately 1.154 million Metron common shares now owned by FSI in payment of this early termination fee.



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     It is anticipated that approximately 90 Metron employees who are currently dedicated to sales, technical service and applications engineering activities related to the distribution of FSI products in Europe and the Asia-Pacific region will transfer to FSI on the Closing Date.

     "As a founding partner in the creation of Metron, as a Metron shareholder and as one of their key principals, we have had a long and successful relationship with Metron Technology for 28 years," said Don Mitchell, chairman and chief executive officer of FSI International. "Due to trends in the equipment business and our own strategic reasons, we have decided to sell our products directly in Europe and the Asia-Pacific region. We look forward to working with Metron to provide our worldwide customers a seamless transition."

     "FSI International has been a valued principal of Metron for many years," said Ed Segal, chairman and chief executive officer of Metron Technology. "Nonetheless, we believe that this event has positive strategic and financial implications for Metron. Over the past several years, Metron has been shifting its core competencies toward the higher gross margin and diversified businesses of materials distribution, fab support solutions, non-U.S. made equipment, niche products and legacy products. The decision by FSI to directly distribute its products enables Metron to devote additional resources to its strategy of capturing higher-growth, higher-margin opportunities, and we believe to accelerate our return to profitability."

CONFERENCE CALL

     Separately, Metron Technology is hosting its 1Q 2003 financial results conference call in which it will discuss quarterly results, the termination of the FSI agreement and other developments for the Company live on Wednesday, Oct. 9, 2002, 2:00 p.m. PT (5:00 p.m. ET). To listen to the call, please dial (212) 287-1615 ten minutes prior to the start of the call. You will need to reference the passcode: Metron. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial (402) 530-7826.

     The Metron Technology financial results conference call will be available via a live web cast on the investor relations Audio Events section of the Metron Technology web site at http://investor.metrontech.com. Please access the web site fifteen minutes prior to the start of the call to download and install any necessary audio software. An archived web cast replay of the call will be available at http://investor.metrontech.com for 30 days.


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     FSI will address this transition on its fourth quarter conference call on
Tuesday, October 15, 2002. Investors will have the opportunity to listen to the conference call at 3:30 p.m. CT over the Internet. The web cast is being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and others. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

ABOUT METRON TECHNOLOGY N.V.

     Metron Technology N.V. (Nasdaq: MTCH) is a leading global provider of outsourced marketing, sales, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers. Metron also provides semiconductor manufacturers with the ability to outsource a wide variety of fab equipment support services, such as materials management, cleanroom services and facility maintenance. These services enable Metron's customers to increase fab productivity and focus on their core competencies, such as product development, manufacturing and marketing. By partnering with Metron, Metron's principals (suppliers) can focus on product development and other core competencies, reduce their time to market and use Metron's global network to better compete with larger companies. Metron Technology N.V. has its headquarters in Burlingame, California, and is on the web at www.metrontech.com

ABOUT FSI INTERNATIONAL, INC.

     FSI International Inc., a global supplier of wafer cleaning and resist processing equipment and technology, delivers economic and technical advantages for current and emerging microelectronics manufacturing challenges. Using the company's broad portfolio of products, which include immersion, spray, vapor and CryoKinetic systems for wafer cleaning, and resist processing systems for wafer coating and developing, customers are able to efficiently achieve their goals. FSI's customers include microelectronics manufacturers located throughout North America, Europe, Japan and the Asia-Pacific region. FSI maintains a web site at www.fsi-intl.com.

Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Metron Technology or FSI International to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in the respective company's SEC reports, including its Annual Report on Form 10-K and most recent quarterly report on Form 10-Q. Metron Technology and FSI International do not undertake any obligation to update forward-looking statements.

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